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                                                                   EXHIBIT F.7.c

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                     between

                            ALLIED CAPITAL CMT, INC.
                                  as Depositor,

                            WILMINGTON TRUST COMPANY,
                                as Owner Trustee

                                       and

                             LASALLE NATIONAL BANK,
                                 as Paying Agent

                           Dated as of January 1, 1998
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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   Definitions
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SECTION  1.01...............................................Capitalized Terms  1
SECTION  1.02...................................Other Definitional Provisions  3

                                   ARTICLE II

                                  Organization

SECTION  2.01............................................................Name  4
SECTION  2.02..........................................................Office  4
SECTION  2.03.................................Purposes, Powers and Procedures  4
SECTION  2.04....................................Appointment of Owner Trustee  6
SECTION  2.05.Initial Capital Contribution of Owner
                  Trust Estate...............................................  6
SECTION  2.06............................................Declaration of Trust  6
SECTION  2.07.........................................Liability of the Owners  7
SECTION  2.08.........................................Title to Trust Property  7
SECTION  2.09..................................................Situs of Trust  8
SECTION  2.10.Representations and Warranties of the
                  Depositor..................................................  8

                                   ARTICLE III

                  Trust Certificates and Transfer of Interests

SECTION  3.01...............................................Initial Ownership  9
SECTION  3.02...........................................The Trust Certificate  9
SECTION  3.03...........................Authentication of Trust Certificates  10
SECTION  3.04.Registration of Exchange of Trust
                  Certificates; Trust Certificates Non
                  -Transferable.............................................. 10
SECTION  3.05.Mutilated, Destroyed, Lost or Stolen
                  Trust Certificates......................................... 10
SECTION  3.06...........................................Persons Deemed Owners 11
SECTION  3.07......................................................[Reserved] 11
SECTION  3.08.................................Maintenance of Office or Agency 11
SECTION  3.09.....................................Appointment of Paying Agent 11

                                   ARTICLE IV

                            Actions by Owner Trustee

SECTION  4.01.Prior Notice with Respect to Certain
                  Matters.................................................... 12
SECTION  4.02.Action by Owners with Respect to Certain
                  Matters.................................................... 13
SECTION  4.03.Action by Owners with Respect to
                  Bankruptcy................................................. 13
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SECTION  4.04...................................Restrictions on Owners' Power 13
SECTION  4.05................................................Majority Control 13

                                    ARTICLE V

                   Application of Trust Funds; Certain Duties

SECTION  5.01.Establishment of Certificate
                  Distribution Account....................................... 13
SECTION  5.02......................................Application of Trust Funds 14
SECTION  5.03...............................................Method of Payment 14
SECTION  5.04..........................No Segregation of Moneys; No Interest. 15
SECTION  5.05.Accounting and Reports to the
                  Bondholders, Owner, the Internal Revenue
                  Service and Others......................................... 15

                                   ARTICLE VI

                      Authority and Duties of Owner Trustee

SECTION  6.01...............................................General Authority 16
SECTION  6.02..................................................General Duties 16
SECTION  6.03.........................................Action upon Instruction 16
SECTION  6.04.No Duties Except as Specified in this
                  Agreement or in Instructions............................... 17
SECTION  6.05.No Action Except Under Specified
                  Documents or Instructions.................................. 18
SECTION  6.06....................................................Restrictions 18

                                   ARTICLE VII

                          Concerning the Owner Trustee

SECTION  7.01.................................Acceptance of Trusts and Duties 18
SECTION  7.02.........................................Furnishing of Documents 20
SECTION  7.03..................................Representations and Warranties 20
SECTION  7.04.....................................Reliance; Advice of Counsel 22
SECTION  7.05...............................Not Acting in Individual Capacity 22
SECTION  7.06.Owner Trustee Not Liable for Trust
                  Certificates or for Allied Interests or the
                  Funding Note............................................... 22
SECTION  7.07.Owner Trustee May Own Trust Certificates
                  and Bonds.................................................. 23

                                  ARTICLE VIII

                          Compensation of Owner Trustee

SECTION  8.01...............................Owner Trustee's Fees and Expenses 23
SECTION  8.02.................................................Indemnification 24
SECTION  8.03...................................Payments to the Owner Trustee 24
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                                   ARTICLE IX

                         Termination of Trust Agreement
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SECTION  9.01..................................Termination of Trust Agreement 24

                                    ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

SECTION  10.01. Eligibility Requirements for Owner
                  Trustee.................................................... 26
SECTION  10.02. Resignation or Removal of Owner
                  Trustee.................................................... 26
SECTION  10.03. Successor Owner Trustee...................................... 27
SECTION  10.04. Merger or Consolidation of Owner
                  Trustee.................................................... 27
SECTION  10.05. Appointment of Co-Trustee or
                  Separate Trustee........................................... 27

                                   ARTICLE XI

                                  Miscellaneous

SECTION  11.01.  Supplements and Amendments.................................. 29
SECTION  11.02.  No Legal Title to Owner Trust
                  Estate in Owners........................................... 30
SECTION  11.03.  Limitations on Rights of Others............................. 30
SECTION  11.04.  Notices..................................................... 30
SECTION  11.05.  Severability................................................ 31
SECTION  11.06.  Separate Counterparts....................................... 31
SECTION  11.07.  Successors and Assigns...................................... 32
SECTION  11.08.  Covenants of the Depositor.................................. 32
SECTION  11.09.  No Petition................................................. 32
SECTION  11.10.  No Recourse................................................. 32
SECTION  11.11.  Headings.................................................... 32
SECTION  11.12.  GOVERNING LAW............................................... 32

Exhibit A               Form of Trust Certificate
Exhibit B               Form of Certificate of Trust
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         AMENDED AND RESTATED TRUST AGREEMENT dated as of January 1, 1998, between ALLIED CAPITAL CMT, INC., a Delaware corporation, as depositor (the "Depositor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "Owner Trustee") and LaSalle National Bank, a national banking association, as paying agent (the "Paying Agent").

         WHEREAS, the Depositor and the Owner Trustee entered into a Trust Agreement dated as of January 1, 1998 (the "Trust Agreement");

         WHEREAS, the Trust Agreement is being hereby amended and restated as of January 1, 1998;

         NOW, THEREFORE, the Depositor, the Owner Trustee and the Paying Agent hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Administration Agreement" shall mean the Administration Agreement dated as of January 1, 1998, among the Trust, the Indenture Trustee and Allied Capital Corporation, as Administrator.

         "Agreement" shall mean this Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time.

         "Bond" shall have the meaning in the Sale and Servicing Agreement.

         "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ' 3801 et seq., as the same may be amended from time to time.

         "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.01.

         "Certificate of Trust" shall mean the Certificate of Trust in substantially the form of Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "Certificate Register" and "Certificate Registrar" shall mean the register mentioned in and the registrar appointed pursuant to Section 3.04, which registrar initially is the Owner Trustee.

         "Certificateholder" or "Holder" shall mean a Person in whose


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name a Trust Certificate is registered.

         "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

         "Co-Paying Agent" shall have the meaning set forth in Section 3.09.

         "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration, or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Owners and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address in the State of Delaware designated by such successor Owner Trustee by notice to the Owners and the Depositor.

         "Depositor" shall mean Allied Capital CMT, Inc. in its capacity as depositor hereunder and any successor entity.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Expenses" shall have the meaning assigned to such term in Section
8.02.

         "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.02.

         "Indenture" shall mean the Indenture dated as of January 1, 1998 between the Trust and LaSalle National Bank, as Indenture Trustee.

         "Owner" shall mean each Holder of a Trust Certificate.

         "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other rights and property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the ACC Guaranty, the Sale and Servicing Agreement and the Administration Agreement.

         "Owner Trustee" shall mean Wilmington Trust Company, a Delaware banking corporation, which, when acting on behalf of the


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Trust, shall be deemed to be acting not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

         "Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.09 and shall initially be the Indenture Trustee.

         "Percentage Interest" with respect to a Trust Certificate, the percentage portion of the beneficial interest in the Trust represented by such Trust Certificate, as stated on the face thereof.

         "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

         "Qualified REIT Subsidiary" means any direct or indirect subsidiary of Allied Capital REIT, Inc. which satisfies the requirements of Section 856(i)(2) of the Code.

         "Record Date" shall mean, with respect to any Distribution Date, the last day of the month preceding such Distribution Date.

         "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement dated as of January 1, 1998, among the Trust, as issuer, the Depositor, as seller, Allied Capital Corporation, as servicer and special servicer, ABN AMRO Bank N.V., as fiscal agent, and LaSalle National Bank, as indenture trustee and custodian as the same may be amended or supplemented from time to time.

         "Secretary of State" shall mean the Secretary of State of the State of Delaware.

         "Treasury Regulations" shall mean regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "Trust" shall mean Allied Capital Commercial Trust 1988-1, the Delaware business trust established and governed by this Agreement.

         "Trust Certificate" shall mean a certificate evidencing the beneficial interest of an Owner in the Trust, substantially in the form attached hereto as Exhibit A.

         SECTION 1.02. Other Definitional Provisions.

         (a) Capitalized terms used and not otherwise defined herein


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have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (e) The definitions contained in this Agreement are applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  Organization

         SECTION 2.01. Name. The Trust created hereby shall be known as "Allied Capital Commercial Mortgage Trust 1998-1," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.


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         SECTION 2.02. Office. The office of the Trust shall be in care of the
Owner Trustee at its Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Owners and the Depositor.

         SECTION 2.03. Purposes, Powers and Procedures. (a) The Trust and the parties to this Agreement shall be subject to the following provisions regarding the purposes, powers and procedures of the Trust:

                  (i)(1) the purpose of the Trust is to issue the Bonds pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Bonds and the Trust Certificates; (2) with the proceeds of the sale of the Bonds and the Trust Certificates, to purchase the Allied Interests and the Funding Note and to pay the organizational, start-up and transactional expenses of the Trust; (3) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture; (4) to enter into and perform its obligations under the Basic Documents to which it is to be a party; (5) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; (6) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owners and the Bondholders.

                  (ii) Except as expressly required by the Basic Documents:

                           (1) the Trust shall maintain its books and records
                  separate from any other person or entity;

                           (2) the Owner Trustee, on behalf of the Trust, shall
                  maintain the Trust's accounts separate from any other person or entity;

                           (3) the Owner Trustee, on behalf of the Trust, shall
                  not commingle the assets of the Trust with those of any other person or entity;

                           (4) the Owner Trustee, on behalf of the Trust, shall
                  conduct the business of the Trust in the name of the Trust;

                           (5) the Owner Trustee, on behalf of the Trust, shall
                  maintain the Trust's financial statements separate from any other person or entity;


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                           (6) the Owner Trustee, on the Trust's behalf, shall
                  pay the liabilities of the Trust solely out of the Trust
                  Estate;

                           (7) the Trust shall observe all trust formalities to
                  the extent required by the Business Trust Statute;

                           (8) the Trust shall maintain an arm's-length
                  relationship with its affiliates;

                           (9) the Trust shall pay the salaries of its
                  employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations;

                           (10) the Trust shall not guarantee or become
                  obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

                           (11) the Trust shall not acquire obligations or
                  securities of its affiliates;

                           (12) the Trust shall allocate fairly and reasonably
                  any overhead for shared office space;

                           (13) the Trust shall use separate stationery,
                  invoices and checks;

                           (14) the Trust shall not pledge its assets for the
                  benefit of any other entity or make any loans or advances to any entity except as contemplated by the Basic Documents;

                           (15) the Trust shall hold itself out as a separate
                  entity and shall correct any known misunderstanding regarding its separate identity; and

                           (16) the Trust shall maintain adequate capitalization
                  in light of its contemplated business operations.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

         SECTION 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and authorizes and directs the Owner Trustee to file the Certificate of Trust with the Secretary of State.

         SECTION 2.05. Initial Capital Contribution of Owner Trust Estate. The Depositor hereby sells, assigns, transfers,


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conveys and sets over to the Owner Trustee, as of the date hereof, the sum of
$1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deemed to be deposited in the Certificate Distribution Account on the date hereof. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a taxable mortgage pool treated as a qualified REIT subsidiary for federal income tax purposes and a security arrangement for other income and franchise tax purposes, with the assets of the Trust being the Allied Interests, the Funding Note and other assets held by the Trust, the owner of the Allied Interests and the Funding Note being the sole Owner and the Bonds being non-recourse debt of the sole Owner and the provisions of this Agreement shall be interpreted to further this intent. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have the duties set forth herein, and all rights, powers and authorities set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

         SECTION 2.07. Liability of the Owners. (a) The Depositor shall be liable directly to and will indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates, or by a Bondholder in the capacity of an investor in the Bonds. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph.

         (b) Other than to the extent set forth in paragraph (a), no


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Owner, solely by virtue of its being the Holder of a Trust Certificate, shall have any personal liability for any liability or obligation of the Trust.

         SECTION 2.08. Title to Trust Property. (a) Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         (b) No creditor of any Owner shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, any property of the Trust. An Owner's beneficial interest in the Trust shall be personal property notwithstanding the nature of any property of the Trust. An Owner shall have no interest in specific Trust property.

         SECTION 2.09. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in the State of Delaware or the State of New York, and payments will be made by the Trust only from the State of Delaware or the State of New York. The only office of the Trust will be at the Corporate Trust Office in the State of Delaware.

         SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

         (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (b) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

         (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and


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deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

         (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

         (e) This Agreement has been duly executed and delivered by the Depositor and is enforceable against the Depositor.

         (f) There are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

         (g) The Depositor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

         (h) The Depositor has been a "qualified REIT subsidiary" as defined in
Section 856(i) of the Code throughout its existence.


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                                   ARTICLE III

                   Trust Certificate and Transfer of Interests

         SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

         SECTION 3.02. The Trust Certificate. The Trust shall issue no securities other than the Certificates pursuant to this Agreement and the Bonds pursuant to the Indenture. On the Closing Date, a single Trust Certificate shall be issued with a Percentage Interest of 100%. Any Trust Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Any Trust Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificate or did not hold such offices at the date of authentication and delivery of such Trust Certificate.

         The initial Holder of the Trust Certificate shall be the Depositor. The Trust Certificate may not be transferred.

         SECTION 3.03. Authentication of Trust Certificate. On the Closing Date, the Owner Trustee shall cause the Trust Certificate in an aggregate percentage amount equal to 100% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer, without further corporate action by the Depositor, in authorized Percentage Interests. No Trust Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. A Trust Certificate shall be dated the date of its authentication.

         SECTION 3.04. Registration of Exchange of Trust Certificates; Trust Certificates Non-Transferable. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of exchanges of Trust Certificates to the extent herein provided. The Owner Trustee shall be the initial Certificate Registrar. The Depositor


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
may not transfer all or any portion of its initial beneficial interest in the Trust. Any attempted transfer in violation of this Agreement shall be void.

         Each Trust Certificate shall bear a legend setting forth prohibitions on transferability substantially as follows:

         "THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE IS NOT TRANSFERABLE."

         SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate has been acquired by a protected purchaser (as such term is used in Section 8-405(a)(1) of the UCC as in effect in the State of Delaware (1994 Rev)), the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and Percentage Interest. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         SECTION 3.06. Persons Deemed Owners. The Owner Trustee, the Certificate Registrar or any Paying Agent shall at all times treat the Depositor as the owner of the Trust Certificate issued on the Closing Date for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

         SECTION 3.07. [Reserved]

         SECTION 3.08. Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where Trust Certificates shall be registered and may be surrendered for registration of exchange to the extent provided herein, and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificate and the Basic Documents may be served. The Owner Trustee initially designates its Corporate Trust Office as its office for such purpose. The Owner Trustee shall give prompt written notice to the Depositor and to the

Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.09. Appointment of Paying Agent. LaSalle National Bank is hereby appointed as Paying Agent hereunder, and hereby accepts such appointment. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Owner Trustee may appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any co-paying agent appointed by the Owner Trustee (a "Co-Paying Agent") to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or Co-Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such Co-Paying Agent or additional Paying Agent shall assume all obligations of the Paying Agent hereunder and shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, if and for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any Co-Paying Agent appointed by the Owner Trustee unless the context requires otherwise.

                                   ARTICLE IV

                            Actions by Owner Trustee

         SECTION 4.01. Prior Notice with Respect to Certain Matters. Unless otherwise required by the provisions of any of the Basic Documents, with respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Owners in writing of the proposed action and the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or provided alternative direction:

         (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Allied Interests or the Funding Note) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Allied Interests or the Funding Note);

         (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

         (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Bondholder is required;

         (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Bondholder is not required and such amendment would materially adversely affect the interests of the Owners;

         (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Owners; or

         (f) the appointment pursuant to the Indenture of a successor Bond Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Bond Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

         SECTION 4.02. Action by Owners with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Owners, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator pursuant to
Section 8 of the Administration Agreement, (c) remove the

Servicer or the Special Servicer under the Sale and Servicing Agreement pursuant to Section 8.02 thereof, (d) amend the Sale and Servicing Agreement pursuant to
Section 10.01(b) of such document, or (e) except as expressly provided in the Basic Documents, sell the Allied Interests or the Funding Note after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners.

         SECTION 4.03. Action by Owners with Respect to Bankruptcy. The Owner Trustee shall not have the power or authority to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Owners and the delivery to the Owner Trustee by each such Owner of an Officer's Certificate certifying that such Owner reasonably believes that the Trust is insolvent.

         SECTION 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03; nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of Trust Certificates evidencing at least 51% Percentage Interest. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Trust Certificates evidencing at least 51% Percentage Interest at the time of the delivery of such notice, and such action shall be binding upon all Owners.

                                    ARTICLE V

                   Application of Trust Funds; Certain Duties

         SECTION 5.01. Establishment of Certificate Distribution Account. The Paying Agent, for the benefit of the Certificateholders and the Owner Trustee, shall establish and maintain in the name of the Trust an Eligible Account (the "Certificate Distribution Account"), with an Eligible Institution bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

         The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the

Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

         SECTION 5.02. Application of Trust Funds. (a) On each Distribution Date, the Paying Agent will distribute to Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account pursuant to
Section 5.06 of the Sale and Servicing Agreement with respect to such Distribution Date.

         (b) On each Distribution Date, the Paying Agent shall send to each Certificateholder the statement or statements provided to the Owner Trustee and Paying Agent by the Servicer pursuant to Section 5.12 of the Sale and Servicing Agreement with respect to such Distribution Date.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (c).

         SECTION 5.03. Method of Payment. Subject to Section 9.01(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the related Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

         SECTION 5.04. No Segregation of Moneys; No Interest. Subject to Sections 5.01 and 5.02, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon. Eligible Investments shall include, with respect to any funds to be invested by the Owner Trustee, the "Rodney Square Government Fund" or the Wilmington Trust Money Market Special Account," and any successor funds.

         SECTION 5.05. Accounting and Reports to the Bondholders, the Owner, the Internal Revenue Service and Others. The Owner Trustee shall deliver to the Owner such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable the Owner to prepare its federal and state income tax returns. Consistent with the Trust's characterization for tax purposes as a taxable mortgage pool treated as a qualified REIT subsidiary for federal income tax purposes or a security arrangement for other income and franchise tax purposes for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law or other circumstance occurring after the date hereof, the Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that the Trust is required to file tax returns, the Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Depositor, as Owner (or if the Depositor no longer owns any Trust Certificates, the Owner designated for such purpose by the Depositor to the Owner Trustee in writing), at least five (5) days before such returns are due to be filed. The Depositor, as Owner (or such designee Owner, as applicable) shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed or caused to be filed by the Owner Trustee with the appropriate tax authorities. In no event shall the Owner Trustee or the Depositor, as Owner (or such designee Owner, as applicable) be liable for any liabilities, costs or expenses of the Trust or the Bondholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except only to the extent any such liability, cost or expense is attributable to any act or omission by the Owner Trustee or by the Depositor or such designee Owner, as applicable, constituting gross negligence or willful misconduct, as the case may be, constituting a breach of its obligations under this Agreement.

                                   ARTICLE VI

                      Authority and Duties of Owner Trustee

         SECTION 6.01. General Authority. The Owner Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to cause the Trust to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents. The execution by the Owner Trustee of any documents at a closing in the presence of the Depositor or its counsel shall be conclusive evidence of its authorization and direction to execute and deliver such documents hereunder.

         SECTION 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. The Owner Trustee shall not be responsible for taking any action required of the Trust or with respect to the Indenture or any other of the Basic Documents unless a Trust Officer of the Owner Trustee has actual knowledge of the facts which require such action or has received written notice of the need to take such action; the Owner Trustee shall not be responsible for any matter regarding the Investment Company Act of 1940, as amended (or any successor statute) or the rules or regulations thereunder.

         SECTION 6.03. Action upon Instruction. (a) Subject to Article IV and in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article IV.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have determined in good faith, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and shall have no liability to any Person for such action or inaction.

         SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust or Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to
Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         SECTION 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         SECTION 6.06. Restrictions. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (b) that, to the actual knowledge of the Trust Officers of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal or Illinois (or other state where the Servicer is located) income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                   ARTICLE VII

                          Concerning the Owner Trustee

         SECTION 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the express terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the express terms of the Basic Documents and this Agreement. Wilmington Trust Company, in its individual capacity, shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct or gross negligence (or simple negligence in the case of the receipt, handling, transfer or disbursement of funds or holding of investments) or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) The Owner Trustee shall not be personally liable for any error of judgment made in good faith by a Trust Officer of the Owner Trustee;

         (b) The Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

         (c) No provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) Under no circumstances shall the Owner Trustee be personally liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Bonds;

         (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Bondholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

         (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, any Paying Agent, the Depositor, any Owner, the Servicer, the Special Servicer or the Indenture Trustee under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Depositor, the Paying Agent or any Owner hereunder, or the Servicer or the Special Servicer under the Sale and Servicing Agreement; and

         (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

         (h) Notwithstanding anything herein or in any other document to the contrary, to the maximum extent provided in the Business Trust Statute, the Owner Trustee, when acting in such capacity, shall not be personally liable to any Person other than the Trust, the Owners, the Bondholders, the Custodian, the Indenture Trustee or the other parties hereto for any act, omission or obligation of the Trust or any trustee thereof.

         SECTION 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         SECTION 7.03. Representations and Warranties. (a) The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Owners, that:

         (i) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         (ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, the Administration Agreement and any Basic Document for which it signs on behalf of the Issuer and each such agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement.

         (iii) Neither the execution or the delivery by it of this Agreement, the Administration Agreement and any Basic Document for which it signs on behalf of the Issuer, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         (iv) It is a banking corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) short term obligations that are rated at least A-1 by Standard & Poor's and P-1 by Moody's.

         (v) No consent, approval, authorization or order of or filing with or notice to any court or governmental agency or body of the State of Delaware governing its banking or trust powers is required for the execution, delivery or performance by it of this Agreement, the Administration Agreement and any Basic Document for which it signs on behalf of the Issuer.

         (vi) There is no action, suit or proceeding pending against it in its individual capacity or in its capacity as Owner Trustee hereunder, in any court or by or before any other governmental agency or instrumentality which, to its knowledge, would materially and adversely affect its ability in its individual capacity or as Owner Trustee, to carry out its obligations under this Agreement.

         (a) The Paying Agent hereby represents and warrants to the Depositor and the Owner Trustee, for the benefit of the Owners, that:

         (i) It is a national banking association duly organized and validly existing in good standing under the laws of the United States of America. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         (ii) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and this Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement.

         (iii) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby , nor compliance by it with any of the terms or provisions hereof will contravene any federal or state law, governmental rule or regulation governing its banking or trust powers or any judgement or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         (iv) It is a national bank authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and P-1 by Moody's.

         (v) No consent, approval, authorization or order of or filing with or notice to any court or governmental agency or body of the United States of America governing its banking or trust powers is required for the execution, delivery or performance by it of this Agreement.

         (vi) There is no action, suit or proceeding pending against it in its individual capacity or in its capacity as Paying Agent hereunder, in any court or by or before any other governmental agency or instrumentality which, to its knowledge, would materially and adversely affect its ability to carry out its obligations under this Agreement.

         SECTION 7.04. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper which any Trust Officer of the Owner Trustee in good faith believes to be genuine and signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them; and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

         SECTION 7.05. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         SECTION 7.06. Owner Trustee Not Liable for Trust Certificates or for Allied Interests or the Funding Note. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. Except as set forth in Section 7.03, the Owner Trustee makes no representations or warranties hereunder, including any representations or warranties as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the genuineness of signature and countersignature of the Owner Trustee on the Trust Certificates) or the Bonds, or of any Allied Interest, the Funding Note or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Allied Interest or the Funding Note or the perfection and priority of any security interest created by any Mortgage Loan on any Mortgaged Property or by the Funding Note on the underlying Participation Mortgage Loans or the maintenance of any such perfection and priority, or with respect to the sufficiency of the Owner Trust Estate or the ability of the Owner Trust Estate to generate the payments to be distributed to Certificateholders under this Agreement or the Bondholders under the Indenture, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any insurance thereon; the existence and contents of any Mortgage Loan on any computer or other record thereof; the validity of the assignment of any Allied Interest or the Funding Note to the Trust or of any intervening assignment; the completeness of any Allied Interest or the Funding Note; the performance or enforcement of any Allied Interest or the Funding Note; the compliance by the Depositor or any Owner, the Servicer or the Special Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee, the Paying Agent, the Servicer, the Special Servicer or any subservicer taken in the name of the Owner Trustee.

         SECTION 7.07. Owner Trustee May Own Trust Certificates and Bonds. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Bonds and may deal with the Depositor, the Administrator, the Indenture Trustee, the Servicer and the Special Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                          Compensation of Owner Trustee

         SECTION 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof among the Depositor, the Servicer and the Owner Trustee, and pursuant to such agreement the Owner Trustee shall be reimbursed for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         SECTION 8.02. Indemnification. The Owners shall be liable for, and shall defend and indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Owners shall not be liable for or required to indemnify an Indemnified Party from and against Expenses to the extent indemnification is provided therefor by the Servicer under Section 7.03(d) of the Sale and Servicing Agreement, or otherwise to the extent arising or resulting from any of the matters described in the third sentence of Section
7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the indemnifying party, which approval shall not be unreasonably withheld.

         SECTION 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE IX

                         Termination of Trust Agreement

         SECTION 9.01. Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (x) operate to terminate this Agreement or the Trust or (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Neither the Depositor nor any Owner shall be entitled to revoke or terminate the Trust prior to its termination pursuant to Section 9.01.

         (c) Notice of any termination of the Trust, specifying the Distribution Date upon which Certificateholders shall surrender their Trust Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.02.

         In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor, subject to applicable escheat laws.

         (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                    ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

         SECTION 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) short-term obligations that are rated at least A-1 by Standard & Poor's and P-1 by Moody's. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

         SECTION 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.01 or 10.02 shall execute, acknowledge and deliver to the Depositor, the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Bondholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.04. Merger or Consolidation of Owner Trustee. Any entity into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such entity shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency.

         SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

         (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

         (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE XI

                                  Miscellaneous

         SECTION 11.01. Supplements and Amendments. This Agreement may be amended by the Depositor, the Owner Trustee and the Paying Agent, with the prior written notice to each Rating Agency, without the consent of any of the Bondholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Bondholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect the interests of any Bondholder or Certificateholder; provided that any amendment will be deemed not to adversely affect the interests of any Bondholder or Certificateholder if, as stated in writing by each Rating Agency to the Indenture Trustee, it does not result in a reduction, withdrawal or suspension of the then current rating on any Bond or Trust Certificate.

         This Agreement may also be amended from time to time by the Depositor, the Owner Trustee and the Paying Agent, with prior written notice to each Rating Agency, with the consent of the Holders (as defined in the Indenture) of Bonds evidencing not less than a majority of the Outstanding Amount of the Bonds and the consent of the Holders of Trust Certificates evidencing at least 51% Percentage Interest, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Bondholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Bondholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Bonds and the Percentage Interest required to consent to any such amendment, without the consent of Holders of all the outstanding Bonds and Trust Certificates.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders or Bondholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         In connection with the execution of any amendment to this Trust Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

         SECTION 11.02. No Legal Title to Owner Trust Estate in Owners. Neither the Depositor nor the Owners shall have legal title to any part of the Owner Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         SECTION 11.03. Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Owners, the Administrator, and, to the extent expressly provided herein, the Indenture Trustee and the Bondholders, and nothing in this Agreement (other than Section 2.07 hereof), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given if (1) personally delivered, (2) upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), (3) sent by express courier delivery service and received by the intended recipient or (4) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties and confirmed by a writing delivered by any of the means described in (1), (2) or (3), at the following addresses: if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Allied Capital CMT, Inc., 1666 K Street, N.W., Washington, DC 20006,
Attention: Joan M. Sweeney; if to the Paying Agent, addressed to LaSalle National Bank, 135 S. LaSalle Street, Suite 1625, Chicago, Illinois 60674-4017,
Attention: Asset Backed Securities Trust Services Group C Allied Capital 1998-1; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         SECTION 11.08. Covenants of the Depositor. The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Bonds, the Trust Agreement or any of the Basic Documents.

         SECTION 11.09. No Petition. The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Bondholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not, prior to the date which is one year and one day after the termination of this Agreement institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Bonds, this Agreement or any of the Basic Documents.

         SECTION 11.10. No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Trust Certificate represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Depositor, the Servicer, the Special Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

         SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                       ALLIED CAPITAL CMT, INC.,
                              as Depositor

                                   by: /s/ JOAN M. SWEENEY
                                       -------------------------------
                                       Name: Joan M. Sweeney
                                       Title: Managing Director

                                       WILMINGTON TRUST COMPANY,
                                       as Owner Trustee

                                   by: /s/ W. CHRIS SPONENBERG
                                       -------------------------------
                                       Name: W. Chris Sponenberg
                                       Title: Senior Financial Services Officer

         The Paying Agent hereby acknowledges it appointment as Paying Agent hereunder and agrees to act in such capacity as described herein.

                                       LASALLE NATIONAL BANK,
                                       as Paying Agent

                                   by: /s/ MICHAEL B. EVANS
                                       -------------------------------
                                       Name: Michael B. Evans
                                       Title: First Vice President

                                                                       EXHIBIT A

                            FORM OF TRUST CERTIFICATE

THIS TRUST CERTIFICATE IS SUBORDINATE TO THE BONDS, AS SET FORTH IN THE SALE AND SERVICING AGREEMENT.

THIS TRUST CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS.

EACH SECURITYHOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, COVENANTS AND AGREES THAT SUCH SECURITYHOLDER, SHALL NOT, AT ANY TIME PRIOR TO THE DATE THAT IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE TRUST AGREEMENT, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE TRUST OR THE DEPOSITOR TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE TRUST OR THE DEPOSITOR UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW, OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE TRUST OR THE DEPOSITOR OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING UP OR LIQUIDATION OF THE AFFAIRS OF THE TRUST OR THE DEPOSITOR.

THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS TRUST CERTIFICATE IS NOT TRANSFERABLE.

NUMBER                                                  100% Percentage Interest
R-001

                 ALLIED CAPITAL COMMERCIAL MORTGAGE TRUST 1998-1

                                TRUST CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which consists primarily of the Allied Interests and a Funding Note.

THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF WILMINGTON TRUST COMPANY OR ALLIED CAPITAL CMT, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

         THIS CERTIFIES THAT ________________ is the registered owner of the Percentage Interest (indicated above) in the fractional undivided beneficial interest in Allied Capital Commercial Mortgage Trust 1998-1 (the "Trust"), formed by Allied Capital CMT, Inc., a Delaware corporation (the "Depositor").

         The Trust was created pursuant to a Trust Agreement dated as of January 1, 1998, as amended and restated by an Amended and Restated Trust Agreement dated as of January 1, 1998 (as so amended and restated and further amended or supplemented from time to time, the "Trust Agreement"), between the Depositor, Wilmington Trust Company, as owner trustee (the "Owner Trustee") and LaSalle National Bank, as paying agent (the "Paying Agent"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of January 1, 1998 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Depositor, as seller, Allied Capital Corporation, as servicer (the "Servicer") and special servicer (the "Special Servicer"), ABN AMRO Bank N.V., as fiscal agent, and LaSalle National Bank, as indenture trustee and custodian (in such capacities, the "Indenture Trustee and the "Custodian"), as applicable.

         This Trust Certificate is one of the duly authorized Trust Certificates. Pursuant to an Indenture dated as of January 1, 1998 (the "Indenture"), between the Trust and LaSalle National Bank, as indenture trustee, the Trust also issued three classes of Bonds designated as the Commercial Mortgage Collateralized Bonds, Class A, Class B and Class C (collectively, the "Bonds"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Trust Certificate by virtue of its acceptance hereof assents and by which such Certificateholder is bound. The rights of the Certificateholders are subordinate to the rights of the Bondholders, as set forth in the Sale and Servicing Agreement and the Indenture.

         Under the Trust Agreement and Sale and Servicing Agreement, there will be distributed on the 25th day of each month or, if such day is not a Business Day, the next Business Day (each, a "Distribution Date"), commencing in February 1998, to the Person in whose name this Trust Certificate is registered at the close of business on the last day of the immediately preceding month (the "Record Date"), such Certificateholder's Percentage Interest in the amount to be distributed to Certificateholders on such Distribution Date.

         The Holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinate to the rights of the Bondholders as described in the Sale and Servicing Agreement and the Indenture.

         Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Bonds, the Trust Agreement or any of the Basic Documents.

         Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for that purpose by the Paying Agent.

         Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

         THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

                                    ALLIED CAPITAL COMMERCIAL
                                      MORTGAGE TRUST 1998-1

                                    By:      WILMINGTON TRUST COMPANY,
                                             not in its individual
                                             capacity but solely as
                                             Owner Trustee

Dated:                              By:      ___________________________________
___________________________
                                             Authorized Signatory

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY,
not in its individual capacity,
but solely as Owner Trustee

By:__________________________________________
Authorized Signatory

                         [REVERSE OF TRUST CERTIFICATE]

         The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Special Servicer, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Allied Interests and the Funding Note (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Holders of the Trust Certificates and the Bonds, each voting as a class, evidencing at least 51% Percentage Interest and more than a majority of the outstanding principal balance of the Bonds of each class. Any such consent by the Holder of this Trust Certificate shall be conclusive and binding on such Holder and on all future Holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

         The Certificate Registrar shall keep or cause to be kept, at the Corporate Trust Office of the Owner Trustee, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of exchanges of Trust Certificates as herein provided. The Owner Trustee shall be the initial Certificate Registrar.

         The initial Holder of the Trust Certificates shall be the Depositor. The Depositor may not transfer all or any portion of its initial beneficial interest in the Trust.

         Except as provided in the Trust Agreement, the Trust Certificates are issuable only as a single registered Trust Certificate without coupons with a Percentage Interest of 100%. As provided in the Trust Agreement and subject to certain limitations therein set forth, lost, stolen, mutilated or destroyed Trust Certificates are exchangeable for new Trust Certificates of authorized Percentage Interests evidencing the same aggregate Percentage interest, as requested by the Certificateholder surrendering the same. No service charge will be made for any such registration of exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Depositor and, if ACC is no longer the Servicer, the successor Servicer may at their option, redeem the Bonds or purchase the Owner Trust Estate, respectively, as specified in the Indenture and the Sale and Servicing Agreement, effecting the early retirement of the Trust Certificates.

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

the within Trust Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                             ______________________________*/
                                                  Signature Guaranteed:

                                             _______________________________*/

_________________

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                         Form of Certificate of Trust of
                 Allied Capital Commercial Mortgage Trust 1998-1

         THIS Certificate of Trust (the "Certificate of Trust") of Allied Capital Commercial Mortgage Trust 1998-1 (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.' 3801 et seq.).

         1. Name. The name of the business trust formed hereby is Allied Capital Commercial Mortgage Trust 1998-1.

         2. Delaware Trustee. The name and business address of the Owner Trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

         3. Effective Date. This Certificate of Trust shall be effective upon filing.

         IN WITNESS WHEREOF, the undersigned, being the Owner Trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                             WILMINGTON TRUST COMPANY,
                                             not in its individual
                                             capacity but solely as Owner
                                             Trustee

                                             By: _______________________________
                                                 Name:
                                                 Title: